EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-192002, 333-201098, 333-207529, 333-215349, 333-222335, 333-227566, 333-233525, 333-259248, and 333-282037) and Form S-3 (No. 333-282046) of PEDEVCO Corp. of our report dated March 31, 2026 relating to the consolidated financial statements of PEDEVCO Corp. which appear in this Annual Report on Form 10-K of for the year ended December 31, 2025.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

March 31, 2026